UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; CompensatoryArrangements of Certain Officers.

On June 5, 2007, the United States Bankruptcy Court for the Western District of Missouri (the “Bankruptcy Court”) entered an order approving an employment agreement (the “Agreement”) for Kent B. Magill, the Executive Vice President, General Counsel and Corporate Secretary of Interstate Bakeries Corporation (the “Company”), and a named executive officer of the Company.

The Company had previously submitted the Agreement to the Bankruptcy Court for approval on May 31, 2007. Subsequently, the Company and Mr. Magill entered into the Agreement. However, per the terms of the Agreement, it did not become effective until entry of a Bankruptcy Court order approving the Agreement, which occurred on June 5, 2007 (the “Effective Date”). The Agreement has retroactive effect as if it were entered into on April 25, 2007.

The material terms of the Agreement are set forth below.

Position, Duties and Location. Mr. Magill will serve as the Executive Vice President, General Counsel and Corporate Secretary of the Company. Mr. Magill will report solely and directly to the board and the Chief Executive Officer of the Company. Mr. Magill will have all authorities, duties and responsibilities customarily exercised by an individual serving as the Executive Vice President, General Counsel and Corporate Secretary in a corporation of the size and nature of the Company and its subsidiaries.

Term. The term of Mr. Magill's employment will be for a period commencing on the Effective Date and ending on the third anniversary of the Effective Date; provided, however, that the Term shall thereafter be automatically extended for additional one-year periods unless either the Company or Mr. Magill gives the other written notice at least 120 days prior to the then-scheduled date of expiration of the Term that such Party is electing not to so extend the Term (it being understood that Mr. Magill will continue to serve through the then-scheduled date of expiration of the Term in the event that such a notice is given).

Salary. Mr. Magill will receive an initial annual base salary of $375,000. During the Term, Mr. Magill's base salary will be reviewed at least annually by the compensation committee of the Company’s board of directors on or before May 1 of each year (beginning with May 1, 2008, for the Fiscal Year ending in 2009) and may be increased (but not decreased) from time to time as shall be determined by the compensation committee.

Bonuses. During the Term, in addition to any bonus to which Mr. Magill is entitled to pursuant to the Company’s existing Fiscal Year 2007 Management Incentive Plan, beginning with the Company's fiscal year ending in 2008, Mr. Magill will be eligible to receive an annual performance-based cash bonus award pursuant to the terms and conditions of the Company's annual performance bonus plan, if any.

Upon the Company’s emergence from Chapter 11 proceedings or in certain other circumstances, Mr. Magill will be entitled to receive a special cash award (the "Enhanced Enterprise Value Award") equal to 0.125% of Total Enterprise Value (as defined in the Agreement) in excess of $750 million. In addition to the Enhanced Enterprise Value Award, Mr. Magill shall be entitled to another special cash award (the "Total Enterprise Value Over Claims Award"; and together with the Enhanced Enterprise Value Award, the "Special Awards") equal to 0.125% of Total Enterprise Value in excess of an amount equal to the sum of: (i) $750 million, plus (ii) 95% of the Triggered Contingent Claims Amount (as defined in the Agreement). Notwithstanding the foregoing formulas, each of the Enhanced Enterprise Value Award and the Total Enterprise Value Over Claims Award shall separately be limited to $375,000 (for a total award of $750,000 if both limits are reached).

Equity. Mr. Magill will be granted an equity interest in the Company at the same time as all other Persons who, or which, are to be equity holders of the Company in accordance with any confirmed plan of reorganization or liquidation for the Company, receive their equity in the Company, in accordance with any management stock incentive plan adopted in conjunction with any such plan.

Employee Benefits and Perquisites. During the Term, Mr. Magill and, to the extent permissible under the applicable plans and programs, his eligible dependents shall be eligible to participate in all employee benefit and welfare plans and programs applicable to senior executives of the Company and its subsidiaries generally, including medical/dental and hospitalization plans, life insurance, short- and long-term disability programs, accidental death and dismemberment protection, travel accident insurance, and pension (including any 401(k) plan), savings, profit-sharing and deferred compensation plans, in each case at a level and on terms and conditions consistent with his positions and no less favorable than those provided to other senior executives.

During the Term, Mr. Magill shall be entitled to not less than four (4) weeks' paid vacation and to such other perquisites on the same basis as are made available to other senior executives of IBC and its subsidiaries.

Reimbursement of Business Expenses and Relocation. Mr. Magill shall be promptly reimbursed for all reasonable business expenses incurred by him in the conduct of his services hereunder, subject to the submission of appropriate documentation in accordance with the Company's policy.

Termination. The Agreement provides for various payments, awards and benefits upon Mr. Magill's termination, depending upon whether such termination is based upon (i) death; (ii) disability; (iii) for Cause (as defined in the Agreement) by the Company or voluntarily by Mr. Magill; or (iv) without Cause, or by Constructive Termination Without Cause (as defined in the Agreement), or non-renewal by the Company. Upon death or disability, Mr. Magill will receive his base salary and a pro-rata bonus through the termination date, plus full vesting of any then outstanding but unvested equity awards, continued participation for his dependents in any benefit programs for 12 months, and any Accrued Obligations (as defined in the Agreement), including Special Awards for enhancing value, and, in the case of disability, disability benefits in accordance with the Company’s policies. In the case of a termination for Cause or voluntary termination by Mr. Magill, Mr. Magill will receive only his base salary to the termination date and any accrued obligations. In the event of termination without Cause, or by a Constructive Termination Without Cause or a non-renewal of the Term, Mr. Magill will receive the same payments, awards and benefits as upon death or disability (except that health and welfare benefits for Mr. Magill and his dependents would continue for 24 months), plus an amount equal to two times his base salary, plus a lump sum payment of the Special Awards.

Covenants. The Agreement imposes upon Mr. Magill certain covenants, among others, related to non-disclosure of confidential information, non-solicitation and non-competition.

Indemnification. Under the terms of the Agreement, the Company agrees to indemnify Mr. Magill in the event that he is made party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer or employee of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 25, 2007, by and among Interstate Brands Corporation, Interstate Bakeries Corporation and Kent B. Magill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2007	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ Ronald B. Hutchison
Ronald B. Hutchison
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 25, 2007, by and among Interstate Brands Corporation, Interstate Bakeries Corporation and Kent B. Magill.